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                                                                     Exhibit 5.1

                                  STEVENS & LEE
                              LAWYERS & CONSULTANTS

                              111 North 6th Street
                                  P.O. Box 679
                             Reading, PA 19603-0679
                        (610) 478-2000 Fax (610) 376-5610
                               www.stevenslee.com


                                  July 5, 2006


Board of Directors
Boardwalk Bancorp, Inc.
201 Shore Road
Linwood, New Jersey  08221

Re:    Dividend Reinvestment and Stock Purchase Plan
       Boardwalk Bancorp, Inc.

Ladies and Gentlemen:

         In connection with proposed issuance of up to 500,000 shares of common stock, par value $5.00 per share (the "Common Stock"), by Boardwalk Bancorp, Inc. (the "Company") pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), covered by the Company's Registration Statement on Form S-3 filed on or about this date (the "Registration Statement"), we, as counsel to the Company, have reviewed:

         (1) the New Jersey Business Corporation Act, as amended;

         (2) the Company's certificate of incorporation;

         (3) the Company's bylaws;

         (4) the Plan;

         (5) the Registration Statement;

         (6) a copy of a form of Common Stock certificate; and

         (7) resolutions adopted by the Company's Board of Directors on June 19, 2006, authorizing the issuance of such securities.

         Based upon such review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "LEGAL MATTERS" in the related Prospectus. In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                              Very truly yours,

                                                              STEVENS & LEE

                                                              /s/ Stevens & Lee